Exhibit 10.2

DEBENTURE AMENDMENT AGREEMENT

THIS DEBENTURE AMENDMENT AGREEMENT (this “Amendment”), effective as of September 2, 2014 (the “Effective Date”), is entered into among PLC SYSTEMS INC., a Yukon Territory corporation (the “Company”), and each holder of the Company’s 5% Senior Secured Convertible Debentures (the “Holders,” and each a “Holder”), that has executed the signature page hereto.

WHEREAS, the Company is a party to that certain Securities Purchase Agreement, made as of February 22, 2011, as amended to date, pursuant to which the Company issued convertible senior secured debentures to the Holders in the principal amount of $5,391,355 (collectively, the “Debentures”);

WHEREAS, the Debentures may be amended upon the written consent of the Company and the holders of a majority in principal amount of the then outstanding Debentures, and

WHEREAS, the Holders hold a majority in principal amount of the outstanding Debentures.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.     Modification of Debentures. The Company and the Holders hereby agree that the definition of “Permitted Indebtedness” in Section 1 of the Debentures is hereby amended and restated in its entirety as follows:

“4.20     Permitted Indebtedness. means (x) the indebtedness evidenced by the Debentures and the Other Debentures and the other Transaction Documents, (y) capital lease obligations and purchase money indebtedness of up to $200,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets and (z) up to $500,000 of indebtedness for borrowed money.”

2.     Binding Effect; Ratification. The Debentures, as amended by this Amendment, continue to be obligations of the Company and the Holders. All provisions of the Debentures remain in full force and effect as therein written, except as amended hereby.

3.     Construction and Choice of Law. This Amendment may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Amendment shall be construed and enforced in accordance with the laws of the State of New York and applicable United States federal law.

4.     Notice of Final Agreement. This Amendment embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[signature page follows]

Executed to be effective as of September 2, 2014.

THE COMPANY:			HOLDERS:

PLC SYSTEMS INC.			GCP IV LLC

By:	/s/ Mark R. Tauscher	By:	/s/ Ethan Benovitz
	Name: Mark R. Tauscher		Name: Ethan Benovitz
	Title: Chief Executive Officer		Title: Managing Member

Principal Amount of Debentures: $5,000,000

ALPHA CAPITAL ANSTALT

By:
Name: Konrad Ackermann
Title: Director

Principal Amount of Debentures: $150,000

BRIO CAPITAL MASTER FUND LTD.

By:
Name: Shaye Hirsch
Title: Director

Principal Amount of Debentures: $150,000

DENVILLE & DOVER FUND LLC

By:
Name: Edward Karr
Title: Manager

Principal Amount of Debentures: $19,355

Signature Page to

Debenture Amendment Agreement

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